Exhibit 10.6

EXECUTION VERSION

MASTER ADVERTISING AGREEMENT (CPC)

This Master Advertising Agreement (CPC) (“Agreement”) is entered into by and between, on one hand, TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited (collectively, the “TripAdvisor Companies”) and, on the other, Expedia, Inc., Hotels.com LP, and Travelscape LLC (collectively, the “Expedia Companies”). This Agreement will be effective as of December 20, 2011 (the “Effective Date”).

1)	Defined Terms.

a)	“Ad(s)” means the advertising media specified in an applicable Schedule.

b)	“Advertiser” means the Party or Parties designated in a Schedule that desire to have Ads placed on Media Properties.

c)	“Affiliate” means, with respect to the Expedia Companies or the TripAdvisor Companies, any entity that controls, is controlled by, or under common control with such party.

d)	“Media Properties” means one or more websites and/or other electronic media distribution channels (e.g., email) designated in an applicable Schedule.

e)	“Party” means, as applicable, an Expedia Company, a TripAdvisor Company, or their respective Affiliates.

f)	“Publisher” means the Party or Parties designated in a Schedule who are placing Ads on Media Properties on behalf of an Advertiser.

g)	“Schedule” means an attached schedule identifying the applicable Advertiser and Publisher, Media Properties and Ad(s).

2)	Description of Service. Except as otherwise provided in Sections 3, 4 and 5 of this Agreement, Publisher shall display the Ad(s) beginning on the Start Date and ending on the sooner of (a) the End Date or (b) the end date that the overall sum of the total cost per click charges, impression levels, or flight duration commitments stipulated in the applicable Schedule reach the net amount of advertising purchased. Publisher shall use good faith efforts to deliver the number of click-throughs or impressions (if specified in the applicable Schedule) within the time period stated, but shall not be liable at all for failing to do so. If a Schedule states that it is an open order, then Advertiser shall not limit or cap its budget or limit the items available for Publisher to promote on the Media Properties (e.g. Advertiser shall make all hotels that are available on Advertiser’s websites available for Publisher to promote on the Media Properties) unless otherwise specified.

3)

Schedules. Upon mutual written consent and approval (which may occur via email), the Parties may make changes to the non-financial details of an advertising campaign previously set forth in a Schedule (e.g., changes to the placement description, creative unit, start/end dates and number of ad requests). No other conditions, provisions, or terms of any sort appearing in any writings or other communications made in connection with such Schedules, including without limitation those contained on or accompanying checks or other forms of payment, will be binding on Publisher, whether in conflict with or in addition to this Agreement. The Schedules are not subject to cancellation, except as provided below under Section 7. Advertiser will use Publisher services in accordance with applicable law and in a

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

manner which does not interfere with, disturb, or disrupt other network users, services, or equipment, as determined by Publisher in its sole discretion. Each Schedule shall specify (if applicable) the types and amount of inventory to be delivered (e.g. impressions, clicks, or other desired actions as the “Deliverables”), the price for such Deliverables, the maximum amount of money to be spent pursuant to the Schedule (if applicable), the start and end date of the campaign, if applicable.

4)	Ads

Publisher reserves the right, without liability, to reject, remove and/or cancel any Ads which contain content or links which do not meet Publisher’s advertising specifications, at Publisher’s sole discretion. Publisher’s sole liability under this Section shall be to refund the pro-rata portion of amounts paid for the unfulfilled advertising term, if any. Publisher may redesign its Media Properties at its sole discretion at any time.

a)	Advertiser hereby grants Publisher the right to display its Ad(s) (and other related content such as thumbnail photos) on the designated Media Properties. Failure by Publisher to publish any requested Ad(s) does not constitute a breach of contract or otherwise entitle Advertiser to any legal remedy.

b)	Advertiser’s failure to comply with all applicable requirements of Publisher’s advertising specifications may delay or prevent delivery of the Ad(s).

c)	Advertiser shall be solely responsible for the content of its Ad(s) and any web site linked to from such Ad(s) and shall indemnify Publisher for all loss, costs, and damages in connection with any claims of infringement of any third party rights. Advertiser represents, warrants and covenants to Publisher that at all times, (a) it is fully authorized to publish the entire contents and subject matter of all requested Ad(s) (including, without limitation, all text, graphics, URLs, and Internet sites to which URLs are linked); (b) all such materials and Internet sites comply with all applicable laws and regulations and do not violate the rights (including, but not limited to, intellectual property rights) of any third party; (c) it has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder, and its execution of this Agreement does not and will not violate any agreement to which it is a party or by which it is otherwise bound, or any applicable law, rule or regulation; and (d) each such Internet site is controlled by Advertiser and operated by Advertiser or its independent contractors, is functional and accessible at all times, and is suitable in all respects to be linked to from the applicable site containing the Ad(s).

d)	It is the Advertiser’s obligation to submit Ad(s) in accordance with Publisher’s then-existing advertising criteria or specifications (including content limitations, technical specifications, privacy policies, user experience policies, policies regarding consistency with Publisher’s public image, community standards regarding obscenity or indecency (taking into consideration the portion(s) of the Media Properties on which the Ads are to appear), other editorial or advertising policies, and material due dates) (collectively “Policies”).

5) Privacy and Compliance. From the date that an Ad begins to run, through the expiration or termination of the Agreement or applicable Schedule, Advertiser shall have a privacy policy in place governing Advertiser’s use of end users’ personal information that meets or exceeds any applicable laws, rules and regulations governing the use of such information. Both parties shall

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

ensure that any collection, use and disclosure of information obtained pursuant to the related Schedule comply with all applicable laws, regulations and privacy policies, including all of the requirements the CAN-SPAM Act. Advertiser agrees not to send any unsolicited, commercial email or other online communication (e.g., “spam”) through to Publisher users and shall comply with all applicable Publisher policies regarding bulk mail. For the purposes of any email or advertising placements, Advertiser designates Publisher as the “sender” for compliance with the CAN-SPAM Act. This section shall survive the completion, expiration, termination or cancellation of this IO for a period of five (5) years.

6) Payment Terms and Calculations. Advertiser shall be invoiced by Publisher on a monthly basis upon completion of the calendar moth in which the advertising was displayed unless stated otherwise in the applicable Schedule. Publisher’s payment terms are net 30 days from the date of invoice. In addition to any other rights, Publisher may immediately remove Advertiser’s Ad(s) in the event of non-payment by Advertiser within such time period. All sums payable by Advertiser to Publisher under this Agreement are exclusive of any sales tax, indirect or similar taxes chargeable on any supply to which those sums relate. All billing calculations are based solely on the ad impression or quick count metrics as calculated by Publisher (including, but not limited to CPM and CPC), not Advertiser or third party calculations, unless otherwise specified in the Schedule.

7) Term and Termination. Unless terminated earlier in accordance with this Agreement, all Schedules hereunder will begin upon the Effective Date and extend for a period of one (1) year thereafter. This Agreement may be terminated by either party if a material breach of this Agreement remains uncured after the non-breaching party has given thirty (30) days prior written notice to the breaching party specifying the breach. So long as any Schedule remains in effect, this Agreement shall also remain in effect. If any Schedule is terminated for any reason, Advertiser shall pay to Publisher, within thirty (30) days after such termination, all amounts not yet paid for such delivered Ad requests up to the effective date of termination. IF EITHER PARTY TERMINATES ANY SCHEDULE, ADVERTISER’S SOLE REMEDY WILL BE A REFUND OF ANY PRE-PAID FEES IN EXCESS OF THE FEES OWED TO PUBLISHER UNDER THE SCHEDULE. NEITHER PUBLISHER NOR ANY OF ITS AFFILIATES WILL HAVE ANY OTHER LIABILITY OF ANY NATURE TO ADVERTISER.

8) Confidentiality. Any marked confidential information and proprietary data provided by one party, including the pricing of the Ads, shall be deemed “Confidential Information” of the disclosing party. Confidential Information shall also include information provided by one party, which under the circumstances surrounding the disclosure would be reasonably deemed confidential or proprietary. Confidential Information shall not be released by the receiving party to anyone except an employee, or agent who has a need to know same, and who is bound by confidentiality obligations, [**] Notwithstanding the foregoing, the recipient may disclose such Confidential Information if required by any judicial or governmental request, requirement or order; provided that the recipient will take reasonable steps to give the disclosing party sufficient prior notice in order to contest such request, requirement or order. [**]

9)	Liability, Warranty & Indemnity

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

(a)	EXCEPT AS OTHERWISE STATED HEREIN, PUBLISHER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES AS TO THE NUMBER OF VISITORS TO OR PAGES DISPLAYED ON THE MEDIA PROPERTIES OR THE FUNCTIONALITY, PERFORMANCE, OR RESPONSE TIMES OF THE MEDIA PROPERTIES. PUBLISHER DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY OTHER LOSS, INJURY, COST OR DAMAGE SUFFERED BY ADVERTISER OR ANY THIRD PARTY. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING LOST PROFITS. THIS PROVISION SHALL SURVIVE ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ADVERTISER FOR AN AMOUNT IN EXCESS OF THE TOTAL DOLLAR AMOUNT RECEIVED OR RECEIVABLE BY PUBLISHER FROM ADVERTISER FOR THE SPECIFIC AD AT ISSUE.

(b)	Advertiser agrees to defend, indemnify and hold harmless Publisher and each of Publisher’s agents, customers, subcontractors and affiliates, and the officers, directors, and employees of any of the foregoing, from, against and in respect of any and all losses, costs, (including reasonable attorney’s fees) expenses, damages, assessments, or judgments (collectively, “Liabilities”), resulting from any claim against any such parties in connection with Advertiser’s Ad(s), except to the extent that such claims directly resulted from the gross negligence or willful misconduct of Publisher.

10) General Provisions. These terms and conditions are governed by the laws of the State of New York, USA. The Parties consent to the exclusive jurisdiction and venue of courts of New York City (Manhattan), New York, for all disputes related to the subject matter hereof. No joint venture, partnership, employment, or agency relationship exists between Advertiser and Publisher. Neither Party will be deemed to have waived or modified any of these terms and conditions except in writing signed by its duly authorized representative. Neither Party may assign its rights hereunder to any third party unless the other Party expressly consents to such assignment in writing, not to be unreasonably withheld. If any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remaining provisions will remain valid and enforceable, and the unenforceable provisions will be deemed modified to the extent necessary to make them enforceable. Except as specifically provided herein, this Agreement and all Schedules hereto constitute the entire understanding and agreement between the parties and supersedes any and all prior understandings and/or agreements between the parties with respect to the subject matter. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and mutually agreed to by the parties.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

[Signature page to Master Advertising Agreement (CPC)]

Expedia, Inc.		TripAdvisor LLC

By:	/s/ Mark Okerstrom	By:	/s/ Seth J. Kalvert

Title:	Chief Financial Officer	Title:	SVP and General Counsel

Date:	December 20, 2011	Date:	December 20, 2011

Hotels.com, LP by Hotels.com GP LLC, its general partner		TripAdvisor Limited

By:	/s/ Mark Okerstrom	By:	/s/ Seth J. Kalvert

Title:	Chief Financial Officer	Title:	SVP and General Counsel

Date:	December 20, 2011	Date:	December 20, 2011

Travelscape LLC		TripAdvisor Singapore Private Limited

By:	/s/ Mark Okerstrom	By:	/s/ Seth J. Kalvert

Title:	Chief Financial Officer	Title:	SVP and General Counsel

Date:	December 20, 2011	Date:	December 20, 2011

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

SCHEDULE 1

(Expedia – TripAdvisor CPC)

This Schedule is made between the Publisher and Advertiser set forth below, pursuant to the Master Advertising Agreement (CPC) between the TripAdvisor Companies and the Expedia Companies, dated December 20, 2011 (the “Agreement”). Except as expressly set forth herein, this Schedule is subject to the terms and conditions of and incorporated into the Agreement. All capitalized terms, where not defined herein, will have the meanings set forth elsewhere in the Agreement.

Advertiser:	Expedia, Inc., and Travelscape LLC (collectively, “Expedia”) with respect to Expedia-branded websites operated by Expedia (e.g. Expedia.com, Expedia.co.uk, Expedia.fr, etc.)

Publisher:	TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited (collectively, “TripAdvisor”)

Media Properties: TripAdvisor-branded websites, plus at TripAdvisor’s discretion, any TripAdvisor subsidiaries and/or syndication partners.

Summary:

1.	Expedia may bucket inventory, at the end of each month for the following month, by profitability, or other metrics at Expedia’s sole discretion. The parties may also re-bucket inventory at other times if and as mutually agreed. TripAdvisor will provide a reasonable number of buckets by Expedia point of sale (“POS”), [**], so Expedia can optimize spend to be most effective based upon referrals, profitability or strategic objectives. [**].

2.

CPC’s are set on a per bucket level per Expedia point of sale, and are set at the end of each month for the following month; provided, however, that the CPCs are set so that the parties reasonably agree that: (i) the estimated payment for all buckets (in aggregate) in each Expedia POS for the following month represents a percentage of the aggregate estimated gross profit to be earned by Expedia in that POS for the following month [**] equal to at least [**] for such POS as listed below, and (ii) the estimated payment for each bucket (individually) in each Expedia POS for the following month represents a percentage of the estimated gross profit to be earned by Expedia for that bucket in that POS for the following month [**] equal to at least [**] as listed below [**]. The parties agree that a reasonable estimation should be based on 30 days’ past history (through the 20th day of the month prior to the month for which CPCs are being set or some other mutually agreeable cut-off date) of individual properties (regardless of which bucket they were in the past) and then aggregated based on whichever bucket the properties will be in the following month. Transactions, gross profit, and other metrics derived from clicks from TripAdvisor to a particular Expedia POS that are then redirected to another POS shall be attributed to the first Expedia POS (as will the clicks). All calculations and payments shall be based on the number of clicks tracked and counted by TripAdvisor.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

3.	In the event that the actual payment [**] than an amount equal to [**] for that POS [**], then [**].

4.	In the event that the actual payment [**] than [**] for that POS [**], then [**].

5.	The [**] shall be as follows:

•	[**]

•	[**]

•	[**]

•	[**]

•	[**]

•

Note: the [**] for each Expedia POS shall also apply to any traffic to such POS from users in countries without an Expedia POS; provided, however, that if such traffic is in separate buckets from the rest of such POS’s buckets (e.g. current [**] providers pointed to [**]) then such separate buckets (in aggregate) for such POS shall be treated as a separate POS for purposes of the calculations in Paragraphs 2 and 4 of this Schedule
(e.g. [**] buckets pointed to [**] are treated as their own POS [**].

•

Air Meta Economics. Notwithstanding the above, the [**] for each Meta air placement (in each POS) shall be [**]. Each meta bucket will act as a standalone POS for purposes of calculating POS floors and bucket level CPC setting (i.e. Expedia cannot bid [**]on any meta bucket), and the meta spend and gross profit will be ignored for purposes of setting non-meta bucket CPCs and calculating POS (non-meta) end-of-month true-ups [**].

6.

If both parties agree, Expedia may exceptionally adjust bid levels mid-month in response to shocks at Expedia and/or TripAdvisor (e.g., site outages, dramatic traffic quality changes, etc.). In the event of site outages or natural or man-made disasters, Expedia may pause campaigns in the appropriate regions if the parties don’t agree on appropriate bid adjustments. In the event of dramatic traffic quality changes that TripAdvisor knew about in advance but did not inform Expedia of, then the agreed-upon CPC changes shall be retroactive to the later of: (i) three days prior to the agreed CPC change, or (ii) the traffic quality change. In addition, Expedia may change its CPCs for the buckets in any point of sale, effective as of the 15th day of a month, if: (i) it shows (to TripAdvisor’s reasonable satisfaction) that, for the 15 days immediately prior to the 5th day of such month, its overall marketing efficiency (cost of clicks delivered during such period at the previously-determined CPCs divided by the gross profit from such clicks) for the TripAdvisor-sourced traffic for such POS is [**] points [**] than it was anticipated to be at the time the CPCs were set for such month (e.g. if the CPCs for the month were initially set so as to hit an efficiency of [**] but the actual efficiency for the 15-day period leading up to the 5th day of a month was [**]), and (ii) it gives TripAdvisor notice of (and details of) the requested changes at least 3 business days prior to the 15th of such month, and (iii) such CPCs meet all the requirements of Paragraph 2 of this Schedule (as applied to the 15 day period leading up to the 5th day of such month). Other CPC reductions may be made from time to time if mutually agreed upon. In addition, Expedia may (for financial, strategic, competitive, or other reasons) raise its CPCs on any buckets in any POS: (i) effective on the 15th day of a month if it gives TripAdvisor notice of such changes at least 3 business days prior to the 15th day of such month, or (ii) subject to TripAdvisor approval, at other times.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

7.	Commerce ordering and display (e.g. checking/unchecking check rates, ad order and rotation, number of ads, advertiser rank, decisions to discontinue or change current placements and/or create new placements, etc.) is at TripAdvisor’s sole discretion for all placements; [**]

8.	Expedia will provide to TripAdvisor: [**] and (iii) any other data necessary for the calculations under this agreement. Expedia will also continue to provide TripAdvisor with: [**]. The parties will also work together in good faith regarding possible sharing of additional non-competitive metrics.

9.	TripAdvisor will provide to Expedia: [**].

10.	Expedia/Expedia JV/Hotels.com/Venere may share bids and/or bucketing schemas among themselves to facilitate internal transparency.

11.	[**]

12.	This Schedule does not apply to the “exit window” or to display media, which are covered separately.

13.	This Schedule also applies to Expedia CPC links located on TripAdvisor’s “Activities” listing [**]

14.	Expedia provides an open order (no limitation on inventory, no budget or click caps). [**]

15.	In the event that Expedia changes the attribution model [**] or the manner in which gross profit is calculated or any other calculation that has the effect of materially changing the amount of gross profit to which the [**] are applied, then the parties will negotiate in good faith to make an appropriate change (either up or down) to the [**]. For clarity, such adjustments would not be made for changes in actual financial performance such as changes in ADR or amounts paid by suppliers or conversion rates.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

SCHEDULE 2

(Hotels.com – TripAdvisor CPC)

This Schedule is made between the Publisher and Advertiser set forth below, pursuant to the Master Advertising Agreement (CPC) between the TripAdvisor Companies and the Expedia Companies, dated December 20, 2011 (the “Agreement”). Except as expressly set forth herein, this Schedule is subject to the terms and conditions of and incorporated into the Agreement. All capitalized terms, where not defined herein, will have the meanings set forth elsewhere in the Agreement.

Advertiser:	Hotels.com LP (“Hotels.com”) with respect to Hotels.com-branded websites in each country (e.g. hotels.com, fr.hotels.com, etc.)

Publisher:	TripAdvisor LLC, TripAdvisor Limited, and TripAdvisor Singapore Private Limited (collectively, “TripAdvisor”)

Media Properties: TripAdvisor-branded websites, plus at TripAdvisor’s discretion, any TripAdvisor subsidiaries and/or syndication partners.

Summary:

1.	Hotels.com may bucket inventory, at the end of each month for the following month, by profitability, or other metrics at Hotels.com’s sole discretion. The parties may also re-bucket inventory at other times if and as mutually agreed. TripAdvisor will provide a reasonable number of buckets by Hotels.com point of sale (“POS”), [**], so Hotels.com can optimize spend to be most effective based upon referrals, profitability or strategic objectives. [**]

2.

CPC’s are set on a per bucket level per Hotels.com point of sale, and are set at the end of each month for the following month; provided, however, that the CPCs are set so that the parties reasonably agree that: (i) the estimated payment for all buckets (in aggregate) in each Hotels.com POS for the following month represents a percentage of the aggregate estimated gross profit to be earned by Hotels.com in that POS for the following month [**]equal to at least the [**]for such POS as listed below, and (ii) the estimated payment for each bucket (individually) in each Hotels.com POS for the following month represents a percentage of the estimated gross profit to be earned by Hotels.com for that bucket in that POS for the following month [**] equal to at least the [**] as listed below [**] The parties agree that a reasonable estimation should be based on the 30 days’ past history (through the 20th day of the month prior to the month for which CPCs are being set or some other mutually agreeable cut-off date) of individual properties (regardless of which bucket they were in the past) and then aggregated based on whichever bucket the properties will be in the following month. All calculations and payments shall be based on the number of clicks tracked and counted by TripAdvisor. Transactions, gross profit, and other metrics derived from clicks from TripAdvisor to a particular Hotels.com POS that are then redirected to another POS shall be attributed to the first Hotels.com POS (as will the clicks).

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

3.	In the event that the actual payment [**] than an amount equal to [**] for that POS [**], then [**].

4.	In the event that the actual payment [**] than [**] for that POS [**], then [**].

5.	The [**] for each Hotels.com POS shall be as follows:

•	[**]

•	[**]

•	[**]

•	[**]

•	[**]

•

Note: the [**]for each Hotels.com POS shall also apply to any traffic to such POS from users in countries without an Hotels.com POS; provided, however, that if such traffic is in separate buckets from the rest of such POS’s buckets (e.g. current [**] providers pointed to [**]) then such separate buckets (in aggregate) for such POS shall be treated as a separate POS for purposes of the calculations in Paragraphs 2 and 4 of this Schedule (e.g. [**] buckets pointed to [**] are treated as their own POS [**].

•

Each of the above [**] in this Paragraph 5 shall be [**]: (i) [**]percentage points for each starting at least [**]after the date of TA’s spinoff, (ii) an additional [**] percentage points for each starting at least [**]after the date of [**], and (iii) an additional [**] percentage points for each starting at least [**]after the date of [**] (e.g. by the end of the [**] term, the [**] for the [**] POS shall be [**]).

6.

If both parties agree, Hotels.com may exceptionally adjust bid levels mid-month in response to shocks at Hotels.com and/or TripAdvisor (e.g., site outages, dramatic traffic quality changes, etc.). In the event of site outages or natural or man-made disasters, Hotels.com may pause campaigns in the appropriate regions if the parties don’t agree on appropriate bid adjustments. In the event of dramatic traffic quality changes that TripAdvisor knew about in advance but did not inform Hotels.com of, then the agreed-upon CPC changes shall be retroactive to the later of: (i) three days prior to the agreed CPC change, or (ii) the traffic quality change. In addition, Hotels.com may change its CPCs for the buckets in any point of sale, effective as of the 15th day of a month, if: (i) it shows (to TripAdvisor’s reasonable satisfaction) that, for the 15 days immediately prior to the 5th day of such month, its overall marketing efficiency (cost of clicks delivered during such period at the previously-determined CPCs divided by the gross profit from such clicks) for the TripAdvisor-sourced traffic for such POS is [**] points [**] than it was anticipated to be at the time the CPCs were set for such month (e.g. if the CPCs for the month were initially set so as to hit an efficiency of [**] but the actual efficiency for the 15-day period leading up to the 5th day of a month was [**]), and (ii) it gives TripAdvisor notice of (and details of) the requested changes at least 3 business days prior to the 15th of such month, and (iii) such CPCs meet all the requirements of Paragraph 2 of this Schedule (as applied to the 15 day period

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.

leading up to the 5th day of such month). Other CPC reductions may be made from time to time if mutually agreed upon. In addition, Hotels.com may (for financial, strategic, competitive, or other reasons) raise its CPCs on any buckets in any POS: (i) effective on the 15th day of a month if it gives TripAdvisor notice of such changes at least 3 business days prior to the 15th day of such month, or (ii) subject to TripAdvisor approval, at other times.

7.	Commerce ordering and display (e.g. checking/unchecking check rates, ad order and rotation, number of ads, advertiser rank, decisions to discontinue or change current placements and/or create new placements, etc.) is at TripAdvisor’s sole discretion for all placements; [**].

8.	Hotels.com will provide to TripAdvisor: [**] and (iii) any other data necessary for the calculations under this agreement. Hotels.com will also continue to provide TA with: [**] The parties will also work together in good faith regarding possible sharing of additional non-competitive metrics.

9.	TA will provide to Hotels.com: [**]

10.	Expedia/Expedia JV/Hotels.com/Venere may share bids and/or bucketing schemas among themselves to facilitate internal transparency.

11.	[**]

12.	This Schedule does not apply to the “exit window” placement or to display media, which are covered separately.

13.	Hotels.com provides an open order (no limitation on inventory, no budget or click caps). [**]

14.	In the event that Hotels.com changes the attribution model [**]or the manner in which gross profit is calculated or any other calculation that has the effect of materially changing the amount of gross profit to which the [**] are applied, then the parties will work together to make an appropriate change (either up or down) to the [**]. For clarity, such adjustments would not be made for changes in actual financial performance such as changes in ADR or amounts paid by suppliers or conversion rates.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[**]”.